UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2017

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On April 20, 2017, the Company held its 2017 Annual Meeting of Stockholders. There were 111,619,146 shares issued, outstanding and eligible to vote at the meeting as of the record date of February 22, 2017, of which 103,031,408 shares were represented at the meeting, constituting 92.30% of the outstanding shares entitled to vote. The proposals considered at the meeting are described in detail in the Company’s 2017 Proxy Statement. The proposal voted upon at the meeting and the vote with respect to each such matter are set forth below:

(i) Election of three Class II directors for a term of two years expiring in 2019:

Name	For	Against	Abstain	Broker Non-Votes
Ronald Black	83,530,337	1,676,618	72,756	17,751,697
Penelope A. Herscher	83,862,459	1,349,302	67,950	17,751,697
Eric Stang	81,759,178	3,436,323	84,210	17,751,697

(ii) Advisory vote on executive compensation:

For: 65,694,877            Against: 19,436,054             Abstentions: 148,780            Broker Non-Votes: 17,751,697

(iii) Advisory vote on frequency of advisory votes on executive compensation:

One Year: 80,247,983            Two Years: 289,194            Three Years: 4,595,313             Abstain: 147,221

(iv) Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the period ending December 31, 2017:

For: 100,943,578            Against: 1,492,638            Abstentions: 595,192

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2017	Rambus Inc.

/s/ Jae Kim
Jae Kim Senior Vice President & General Counsel